Exhibit 99.1

Propanc Enters into Contract Manufacturing Agreement with AmatsiQBiologicals

Development and Production of PRP for Human Use in First-In-Man Studies

MELBOURNE, AUSTRALIA, August 23, 2016 – Propanc Health Group Corporation (OTCQB: PPCH) (“Propanc” or the “Company”), an emerging healthcare company focusing on development of new and proprietary treatments for cancer patients suffering from solid tumors such as pancreatic, ovarian and colorectal cancers, today announced it has executed a contract manufacturing agreement with AmatsiQBiologicals, based in Gent, Belgium. The agreement covers the development and GMP (Good Manufacturing Practice) production of certain enzymes for development purposes, including but not limited to first-in-man studies for the Company’s lead product, PRP.

PRP is the Company’s novel, patented, formulation consisting of two proenzymes mixed in a synergistic ratio to target cancer stem cells in solid tumors. The GMP manufacture of PRP as an injectable drug product requires specialized and detailed activities to be carried out in order to meet the highest quality and safety standards for future human use. It is a significant undertaking by the Company, as it demonstrates the Company’s commitment to initiating first-in-man studies in 2017.

“This major contract represents a significant step forward for the development of PRP,” said James Nathanielsz, Propanc’s Chief Executive Officer. “The process towards securing the services of AmatsiQBiologicals was extensive, taking a number of months to draft, plan and execute. I am very confident we have identified a highly capable partner who will assist us with delivering a quality finished product for human use.”

“We are very pleased that Propanc has chosen to partner with AmatsiQBiologicals for the development and manufacturing of Propanc’s lead product, PRP,” said Annie Van Broekhoven, AmatsiQBiologicals’ Chief Executive Officer. “This project really fits very well with our capabilities and we are confident we can deliver on time the GMP grade PRP material required for Propanc’s clinical studies.”

AmatsiQBiologicals, member of the Amatsigroup, is a biopharma contract development and manufacturing organization offering a range of process development and bio-manufacturing services including formulation and sterile fill and finish to customers in the biopharmaceutical industry and beyond. Recently, they have successfully delivered more than 75 R&D projects in less than three years with a focus on building strong relationships with clients.

In addition to the ongoing preclinical activities and planned GMP manufacture of PRP, the Company is also preparing Orphan Drug Designation applications to be submitted in the EU and U.S. in the near future. Furthermore, an outreach program has commenced with the Company’s advisors to determine interest from suitors in licensing PRP and initial feedback has been received.

“We believe PRP represents a valuable strategic addition to our Company’s pipeline and seeking orphan drug designation would add significant protection and upside potential. This is truly an exciting phase for our Company. Nevertheless, we remain committed to executing our plans to progress PRP into the clinic at the earliest opportunity,” said James Nathanielsz.

The Company aims to fast track the development of proenzyme related oncology products into clinical trials initially for pancreatic, ovarian and colorectal cancers. According to Global Analyst Reports, the combined world market for pancreatic, ovarian and colorectal cancers is expected to reach over $12 billion by 2020.

About Propanc:

Propanc is developing new cancer treatments for patients suffering from pancreatic, ovarian and colorectal cancers. The Company has developed a formulation of anti-cancer compounds, which exert a number of effects designed to control or prevent tumors from recurring and spreading throughout the body. The products involve or employ pancreatic proenzymes, which are inactive precursors of enzymes.

In the near term, the Company intends to target patients with limited remaining therapeutic options for the treatment of solid tumors. In the future, it intends to develop its lead product to treat (i) early stage cancer, (ii) pre-cancerous diseases and (iii) as a preventative measure for patients at risk of developing cancer based on genetic screening. For more information, visit: www.propanc.com

Forward-looking Statements:

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words.

Although Propanc believes that the expectations reflected in Propanc’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Propanc’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in Propanc’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement, except as required by law.

Notwithstanding the above, Section 21E of the Securities Exchange Act of 1934, as amended, expressly states that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Accordingly, the safe harbor for forward looking statements under the PSLRA is not currently available to Propanc because it may be considered to be an issuer of penny stock.

Investor Contact:

Phil Carlson / Elizabeth Barker

212-682-6300

propanc@kcsa.com

Media Contact:

Jon Goldberg / Lisa Lipson
212-896-6300

propanc@kcsa.com